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                                                                 EXHIBIT 3.2

                                    FORM OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             BRIO TECHNOLOGY, INC.

     The undersigned, Yorgen Edholm and Mark B. Weeks hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Brio Technology, Inc., a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on February 19, 1998.

     3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     "The name of this corporation is Brio Technology, Inc. (the "Corporation").
                                                                  -----------

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware, County of New Castle, is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     (A) CLASSES OF STOCK.  The Corporation is authorized to issue two classes
         ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock."
                                          ------------       ---------------
The total number of shares which the Corporation is authorized to issue is Sixty-two Million (62,000,000) shares, each with a par value of $0.001 per share. Sixty Million (60,000,000) shares shall be Common Stock and Two Million (2,000,000) shares shall be Preferred Stock.

     (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and
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restrictions granted to or imposed upon any wholly unissued series of Preferred
Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     (A) Exempt from Section 2115 of the California Corporations Code as used in this Amended and Restated Certificate of Incorporation shall mean such time when the corporation has outstanding securities listed on the New York Stock Exchange or the American Stock Exchange or has outstanding securities designated as qualified for trading as a national market security on the National Association of Securities Delaers Automatic Quotation System (or such successor national market system) and when the corporation has at least 800 holders of its equity securities. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, its directs and its stockholders or any class thereo, as the case may be, it is further provided that, effective on the record date of the first annual meeting of stockholders when the Company is Exempt from
Section 2115 of the California Corporations Code:

     (B) The Board of Directors of the Corporation shall divide the directors into two classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders following the date this Article VI becomes effective (the "Effective Date") or any special meeting in lieu thereof and the term of office
---------------
of the second class to expire at the second annual meeting of stockholders after the Effective Date or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

     (C) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a

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member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors between the two classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.


                                  ARTICLE VI


     In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE VII

     No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Corporation's bylaws.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE IX

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     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

                                   ARTICLE X

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XI

     The Corporation shall have perpetual existence.

                                  ARTICLE XII

     (A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     (B) Any repeal or modification of the foregoing provisions of this Article XIII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                 ARTICLE XIII

     (A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) though bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

     (B) Any repeal or modification of any of the foregoing provisions of this
Article XIV shall not adversely affect any right or protection of a director, officer, agent or other person

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existing at the time of, or increase the liability of any director of the
Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification."

                                  *    *    *

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     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at _______________, California, on ____________________.


                                                   _____________________________
                                                   Yorgen Edholm,     President



                                                   _____________________________
                                                   Mark B. Weeks,     Secretary